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                                                                    EXHIBIT 11.1

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                THREE MONTHS ENDED
                                                                  SEPT. 30, 2000
                                                                ------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                       24,424,628
       Weighted average shares issued during three months
       ended September 30, 2000 (410,566 shares)                          397,425
                                                                  ---------------
                                                                       24,822,053
                                                                  ===============

Net loss                                                          $   (14,224,369)
                                                                  ===============

Loss per share attributable to common stockholders                $         (0.57)
                                                                  ===============

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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 2000.